UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

NRG Yield, Inc. (the “Company”) filed a Current Report on Form 8-K on May 5, 2016 (the “Original Form 8-K”) reporting, among other things, the appointment of Christopher S. Sotos as President and Chief Executive Officer of the Company, effective May 6, 2016.  This Form 8-K/A amends the Original Form 8-K to include the compensation arrangements payable to Mr. Sotos in connection with this event under Item 5.02 and to file as an exhibit the Employment Agreement, dated as of May 6, 2016 (the “Employment Agreement”) entered into by and between the Company and Mr. Sotos after the filing date of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

Compensation Arrangements and Employment Agreement with Christopher Sotos

As previously announced by the Company and disclosed in the Original Form 8-K, Christopher S. Sotos has been appointed as President and Chief Executive Officer of the Company, effective May 6, 2016. The Company stated in the Original Form 8-K that the terms of Mr. Sotos’ compensation arrangements were being finalized and would be disclosed in an amendment to the Original Form 8-K.

On August 8, 2016, the Company and Christopher S. Sotos entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Sotos will serve as the Company’s President and Chief Executive Officer for the term beginning on May 6, 2016 (the “Effective Date”) and ending on the date that his employment is terminated by either party.

The Employment Agreement entitles Mr. Sotos to an annual base salary of $500,000 for the period beginning on the Effective Date and ending on December 31, 2016. For each annual period thereafter, the Board of Directors of NRG Yield, Inc. (the “Board”) will determine whether to increase Mr. Sotos’ annual base salary.

The Employment Agreement provides that, beginning with the 2016 fiscal year, Mr. Sotos is eligible to receive an annual bonus at a target amount equal to 100% of base salary (the “Annual Bonus”), based on achievement of criteria determined by the Board with input from Mr. Sotos.

The Employment Agreement provides that Mr. Sotos is eligible to participate in the NRG Yield, Inc. 2013 Equity Incentive Plan (“LTIP”), on such terms as are set forth in the plan. Mr. Sotos’ target LTIP for the 2017 fiscal year is 250% of base salary. On August 8, 2016, Mr. Sotos received a grant of 80,191 restricted stock units which will vest over a period of approximately two and a half years. Upon vesting, the restricted stock units will convert into a corresponding number of shares of the Company’s Class C common stock.

In addition to the compensation and benefits described above, the Employment Agreement provides that Mr. Sotos will receive the following:

•                  Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $12,000 per year, and reimbursement for legal fees and expenses incurred in connection with negotiating the Employment Agreement and other agreements referenced therein, up to a maximum of $6,000;

•                  Eligibility to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company; and

•                  Reimbursement for the costs of litigation or other disputes incurred in asserted any claims under the Employment Agreement, unless the court finds in favor of the Company.

Mr. Sotos will receive severance benefits if his employment is involuntarily terminated by the Company without cause or if he terminates employment for good reason, subject to Mr. Sotos executing a release of claims.

If such a termination occurs prior to, or more than 24 months following, a change in control of the Company, the Company agrees to provide Mr. Sotos with the following severance benefits:

•                  A lump sum payment equal to no less than one and a half times Mr. Sotos’ annual base salary in effect at the time of the Effective Date;

•                  The target bonus opportunity for the Annual Bonus for the year of termination based on the Company’s actual performance, paid on the regularly scheduled Annual Bonus payment date, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•      Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•                  Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is terminated as described above within 24 months following a change in control of the Company, in lieu of the severance benefits set forth above, the Company agrees to provide Mr. Sotos with the following severance benefits:

•                  A lump sum payment of no less than three times the sum of (a) Mr. Sotos’ base salary in effect at the Effective Date and (b) Mr. Sotos’ target Annual Bonus for the year of termination;

•                  A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•      Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•                  Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is terminated as a result of his death or disability, the Company agrees to pay him an amount equal to the target Annual Bonus for the year of termination, which amount will be pro-rated based on the number of days during the year that Mr. Sotos’ was employed by the Company. In addition, the Company will pay Mr. Sotos any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date.

If an excise tax under section 4999 of Internal Revenue Code would be triggered by any payments under the Employment Agreement or otherwise upon a change in control, the Company will reduce such payments so that no amounts are subject to section 4999 of the Internal Revenue Code, if such reduction would cause the amount to be retained by Mr. Sotos to be greater than if Mr. Sotos were required to pay such excise tax.

The Employment Agreement includes non-competition and non-solicitation of employees and customers restrictions on Mr. Sotos during the term of his employment and for one year after his termination of employment. The Employment Agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Mr. Sotos to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by the terms and provisions of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 6, 2016, between NRG Yield, Inc. and Christopher S. Sotos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated:  August 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 6, 2016, between NRG Yield, Inc. and Christopher S. Sotos.